UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FUNDVANTAGE TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shelton Tactical Credit Fund Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Shelton Tactical Credit Fund. I wanted to confirm that you have received the proxy material for the shareholders meeting scheduled to take place on February 28, 2017.

Have you received the information?

(Pause for response)

If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is unanimously recommending a vote “In Favor” of the proposals.

If “No” or negative response:
I would be happy to review the meeting agenda and record your vote by phone.
However, your Board of Trustees is unanimously recommending a vote “In Favor” of the proposals.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Shelton Tactical Credit Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

Shelton Tactical Credit Fund

Level I Machine Script

Hello.

I am calling on behalf of your investment with the Shelton Tactical Credit Fund.

The Special Meeting of Shareholders is scheduled to take place on February 28, 2017. You are being asked to consider and vote on important matters. As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-290-6433 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

FUNDVANTAGE TRUST

Shelton Tactical Credit Fund

301 Bellevue Parkway

Wilmington, DE 19809

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Dear Shareholder:

We need your help. We recently sent you proxy materials regarding the upcoming Special Meeting of Shareholders of Shelton Tactical Credit Fund, scheduled to be held on February 28, 2017. Our records indicate that we have not received your voting instructions on the important proposal to be presented at this Meeting. Please take a moment now to cast your vote so that your shares may be represented. Another copy of your proxy ballot(s) has been enclosed. Your vote is critical to the outcome of this Meeting.

After careful review, the Board of Trustees of the acquired Fund recommends that you vote FOR the proposals.

Should you have any questions regarding the proposal, please call the toll-free number 1-(800) 290-6433 between 9:00 a.m. and 10:00 p.m. ET Monday to Friday and Saturday 10:00 a.m. to 6:00 p.m. The voting options below have been set up for your convenience. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Please take a moment now to cast your vote using one of the options listed below:

Vote with a proxy specialist by calling 1-800-290-6433. We can answer your questions and record your vote. (Open: M-F 9am – 10pm, Sat 10am – 6pm ET)

Vote by Touch-tone Phone by calling the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touchtone prompts.

Vote via the Internet by logging on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

Vote by Mail by mailing in your signed proxy card in the envelope provided. If convenient, please utilize one of the two prior voting options listed above so that your vote is certain to be counted at the Meeting on February 28, 2017.